Exhibit 1.01
NantHealth, Inc.
Conflict Minerals Report
For The Year Ended December 31, 2019
Cautionary Note Concerning Forward-Looking Statements: This Conflict Minerals Report contains forward-looking statements within the meaning of federal securities laws. These forward-looking statements include statements concerning NantHealth’s objectives for its conflict minerals policy and compliance initiatives and actions it intends to take relating to conflict minerals. Forward-looking statements involve substantial risks and uncertainties that could cause actual results to differ materially from currently anticipated results. When considering forward-looking statements, you should consider, among other factors, the risk factors described in the reports and other filings that NantHealth files with the United States Securities and Exchange Commission, including NantHealth’s Annual Report on Form 10-K for the year ended December 31, 2019 and its subsequent Quarterly Reports on Form 10-Q. The risk factors included in these filings are not exhaustive, and risks that are not identified therein could materially affect whether NantHealth realizes the results anticipated or implied by any forward-looking statements contained in this Conflict Minerals Report. Except as required by law, NantHealth disclaims any obligation to update these forward-looking statements, whether as a result of new information, future events, or otherwise.
Introduction
This Conflict Minerals Report (this “Report”) for NantHealth, Inc. (“NantHealth” or “we” or “our”) covers the reporting period from January 1, 2019 to December 31, 2019 and is presented in accordance with Rule 13p-1 promulgated under the Securities Exchange Act of 1934, as amended (“Rule 13p-1”). This Report is filed as Exhibit 1.01 to our Specialized Disclosure Report on Form SD (the “Form SD”). A copy of this Report and the Form SD are publicly available on our website at http://ir.nanthealth.com/financial-information/sec-filings.
In 2010, the United States enacted the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Act”). Section 1502 of the Act relates to conflict minerals and requires companies subject to the Act to file a Form SD annually with the United States Securities and Exchange Commission (“SEC”) to disclose whether the tungsten, tantalum, tin, and gold (referred to collectively as “3TG”) used in their products benefitted, directly or indirectly, armed groups in the Democratic Republic of the Congo and adjoining countries (collectively, the “Covered Countries”). This Report, which is an exhibit to our Form SD, describes the design and implementation of our conflict minerals due diligence measures undertaken in 2019, including a description of how these measures were designed to determine, to our knowledge, the source mines, countries of origin, and processing facilities for 3TG contained in components used in NantHealth’s products.
Background and Covered Products
NantHealth, together with its subsidiaries, is a healthcare IT company converging science and technology. The Company works to transform clinical delivery with actionable clinical intelligence at the moment of decision, enabling clinical discovery through real-time machine learning systems. The Company markets certain of its solutions as a comprehensive integrated solution that includes its molecular sequencing and analysis services, clinical decision support, and payer engagement solutions. The Company also markets molecular sequencing and analysis services, clinical decision support, payer engagement and, until February 2020, connected care solutions. In February 2020, the Company sold its connected care solutions business, which was the only portion of the Company’s overall business manufacturing products that may contain conflict minerals. We did not manufacture the products for our connected care solutions but contracted with third parties for their manufacture. Our supply chain is complex, and multiple tiers exist between the mines from which 3TG are extracted and its incorporation into our products. We do not purchase raw ore or unrefined 3TG directly and make no purchases in the Covered Countries. As a result and as described more fully below, we rely on our suppliers to provide information on the origin of the 3TG contained in our products.
NantHealth Covered Products
Based upon the Company’s assessment, the Company has determined that its HBox and Shuttle Cable have the potential to contain 3TG as it contains printed circuit assemblies and other electromechanical components that are generally known to contain small amounts of tin, tungsten, tantalum or gold. HBox and Shuttle Cable are manufactured according to NantHealth specifications by contract manufacturers over whom the Company has influence and, thus, falls within the scope of Rule 13p-1 as a product manufactured by NantHealth.
Reasonable Country of Origin Inquiry
In accordance with Rule 13p-1 and Form SD, NantHealth determined that 3TG are necessary to the functionality or production of HBox and Shuttle Cable and that 3TG are incorporated into HBox and Shuttle Cable during the manufacturing process. Accordingly, we undertook a reasonable country of origin inquiry (“RCOI”).
NantHealth’s RCOI consisted principally of submitting to its suppliers the conflict minerals reporting template (the “RMI Template”) prepared by the Responsible Minerals Initiative (“RMI”), an initiative of the Responsible Business Alliance and Global e-Sustainability Initiative. NantHealth submitted the RMI Template to all of its contract manufacturers. NantHealth then reviewed all responses for completeness, reasonableness, and consistency, and followed up for corrections and clarifications as NantHealth determined appropriate.
Based on NantHealth’s RCOI, NantHealth was unable to determine that the 3TG used in its products did not originate in Covered Countries.
Due Diligence Process

Management Systems
The Company has adopted a Conflict Minerals Policy, which can be found on the Company’s website at http://ir.nanthealth.com/corporate-governance/highlights. In the negotiation of future contracts, consistent with the Company’s Conflict Minerals Policy, the Company intends to include provisions to encourage conflict-free sourcing. Given the limited number of suppliers whose products contain Conflict Minerals, other systems, such as codes of conduct, training programs or grievance mechanisms, have been deemed to be unnecessary.

Identification and Assessment of Risks

The Company has established a product oriented approach to evaluating due diligence, enabling the identification of large classes of products which have no risk of containing 3TG, and thus are not subject to due diligence. Due to the small number of remaining products (HBox and Shuttle Cable), the Company has been able to readily assess the risk of each through the RCOI process described above and conclude that these products and manufacturers require further due diligence.

Response to Identified Risks

The Company has been in direct dialogue with the contract manufacturers of HBox and Shuttle Cable. These manufacturers are reliant upon information provided to them by their suppliers.

Independent Audit of Smelter Due Diligence Practices

As contract manufacturers are able to trace supplier 3TG to the specific smelters from which they were sourced, the contract manufacturers and the Company reference the RMI’S Responsible Minerals Assurance Program (“RMAP”) as a source of independent audit information about these specific smelters.

Annual Reporting

In compliance with the Rule 13p-1, NantHealth intends to report to the SEC annually regarding supply chain due diligence on Form SD and provide a Conflict Minerals Report to the extent it is required.
Smelters and Refiners in Supply Chain
We adopted RMI’s industry approach to trace back the origin of 3TG by identifying smelters, refineries, or recyclers and scrap supplier sources through our supply chain survey results. NantHealth leveraged RMI and the RMAP to trace the mine of origin of the 3TG to its ore level. The RMAP audits smelters and refineries to ensure that all certified smelters and refineries use only the ores that are conflict free from the Covered Countries. Based on information that was provided by our manufacturers or that was otherwise obtained through our due diligence process, we believe, to the extent reasonably determinable, that the following facilities were used to process 3TG contained in our covered products.
We have also provided information concerning (i) whether the smelter participates in the RMAP and has been audited or whether it has agreed to participate in the RMAP but the audit process has not yet been completed, (ii) whether the gold refiner is a London Bullion Market Association accredited refiner on the Good Delivery List, and (iii) whether the gold refiner is a Responsible Jewellery Council Certified Member.

Metal	Smelter or Refiner Name	Country	RMAP*
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN	C**
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA	C**
Gold	Heraeus Metals Hong Kong Ltd.	CHINA	C**#
Gold	Solar Applied Materials Technology Corp.	TAIWAN	C**
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA	C**#
Gold	PAMP S.A.	SWITZERLAND	C**
Gold	Valcambi S.A.	SWITZERLAND	C**#
Gold	Argor-Heraeus S.A.	SWITZERLAND	C**#
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA	C**
Gold	Eco-System Recycling Co., Ltd.	JAPAN	C
Gold	Heimerle + Meule GmbH	GERMANY	C**
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY	C**#

Metal	Smelter or Refiner Name	Country	RMAP*
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL	C**
Gold	Asahi Pretec Corporation	JAPAN	C**
Gold	Asahi Refining Canada Ltd.	CANADA	C**
Gold	Asahi Refining USA Inc.	UNITED STATES	C**
Gold	Aurubis AG	GERMANY	C**
Gold	Chimet S.p.A.	ITALY	C**
Gold	Dowa	JAPAN	C
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY	C**
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN	C**
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN	C**
Gold	Kennecott Utah Copper LLC	UNITED STATES	C**
Gold	Kojima Chemicals Co., Ltd.	JAPAN	C
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF	C**
Gold	Matsuda Sangyo Co., Ltd.	JAPAN	C**
Gold	Metalor USA Refining Corporation	UNITED STATES	C**#
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN	C**
Gold	Royal Canadian Mint	CANADA	C**
Gold	SEMPSA Joyería Platería S.A.	SPAIN	C**#
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN	C**
Gold	Tokuriki Honten Co., Ltd.	JAPAN	C**
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM	C**
Gold	United Precious Metal Refining, Inc.	UNITED STATES	C
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA	C**
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA	C**
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE	C**#
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA	C#
Gold	Boliden AB	SWEDEN	C**
Gold	C. Hahner GmbH + Co. KG	GERMANY	C**#
Gold	Istanbul Gold Refinery	TURKEY	C**
Gold	Yamakin Co., Ltd.	JAPAN	C
Tin	PT Timah Tbk Kundur	INDONESIA	C
Tin	CV United Smelting	INDONESIA	C
Tin	Mitsubishi Materials Corporation	JAPAN	C
Tin	PT Bukit Timah	INDONESIA	C
Tin	PT Timah Tbk Mentok	INDONESIA	C
Tin	Mineração Taboca S.A.	BRAZIL	C
Tin	Minsur	PERU	C
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA	A
Tin	Fenix Metals	POLAND	C
Tin	Operaciones Metalurgicas S.A.	BOLIVIA	C
Tin	PT Stanindo Inti Perkasa	INDONESIA	C
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA	C
Tin	PT Tinindo Inter Nusa	INDONESIA	C
Tin	PT Aries Kencana Sejahtera	INDONESIA	C

Metal	Smelter or Refiner Name	Country	RMAP*
Tin	PT Babel Inti Perkasa	INDONESIA	C
Tin	PT Bangka Tin Industry	INDONESIA	C
Tin	PT DS Jaya Abadi	INDONESIA	C
Tin	PT Inti Stania Prima	INDONESIA	C
Tin	PT Panca Mega Persada	INDONESIA	C
Tin	PT Refined Bangka Tin	INDONESIA	C
Tin	PT Sariwiguna Binasentosa	INDONESIA	A
Tin	Rui Da Hung	TAIWAN	C
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL	C
Tin	Metallic Resources, Inc.	UNITED STATES	C
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA	C
Tin	PT Mitra Stania Prima	INDONESIA	A
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES	A
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA	C
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA	C
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA	C
Tungsten	Japan New Metals Co., Ltd.	JAPAN	C
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA	A
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA	A
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA	C
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA	A
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY	C
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA	A
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA	A
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA	A
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA	A
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA	C
Tungsten	Niagara Refining LLC	UNITED STATES	A
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIETNAM	A
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA	A

*
This column indicates whether the known smelter or refiner participates in the RMAP as a smelter that sources conflict minerals in a manner that does not finance or benefit armed groups in the Covered Countries. For purposes of this column, “C” denotes that the smelter participates in the RMAP and has been certified and audited by the RMI, “A” denotes that the smelter has agreed to participate in the RMAP but that the audit process has not yet been completed as of May 13, 2019, and “U” denotes that the smelter or refinery has not received a “conflict free” designation from an independent third party audit program or the facility’s receipt of such designation is undeterminable.

**	Denotes a London Bullion Market Association accredited gold refiner on the Good Delivery List as of May 13, 2019.

#	Denotes a Responsible Jewellery Council Certified Member as of May 13, 2019.